Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216199) and Form S‑8 (Nos. 333-195807, 333-202738, 333-209663 and 333-216198) of Alder BioPharmaceuticals, Inc., of our report dated February 26, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 26, 2018